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                                                                       EXHIBIT 3

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

         MOMENTUM HOLDING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED: that the Certificate of Incorporation of MOMENTUM HOLDING CORP. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

         The name of the corporation is MOMENTUM HOLDINGS CORPORATION.

         IN WITNESS WHEREOF, said MOMENTUM HOLDING CORP. has caused this certificate to be signed by Mitchell Maxwell, its Chairman of the Board of Directors, this 21st day of June, 2000.


                                          MOMENTUM HOLDING CORP.


                                          By       ///Signed///
                                            --------------------------------
                                                     Chairman


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